EX-99.B(j)wraconsnt

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 141 to Registration Statement No. 2-21867 on Form N-1A of our report dated August 15, 2007, relating to the financial statements and financial highlights of Waddell & Reed Advisors Funds, Inc., including Waddell & Reed Advisors Accumulative Fund, Waddell & Reed Advisors Core Investment Fund, and Waddell & Reed Advisors Science and Technology Fund, appearing in the Annual Report on Form N-CSR of Waddell & Reed Advisors Funds, Inc. for the year ended June 30, 2007 and our reports dated May 17, 2007 and November 16, 2006, relating to the financial statements and financial highlights of Waddell & Reed Advisors Bond Fund appearing in the Semi-Annual Report on Form N-CSRS of Waddell & Reed Advisors Funds, Inc. for the six-month period ended March 31, 2007 and Annual Report on Form N-CSR of Waddell & Reed Advisors Funds, Inc. for the year ended September 30, 2006, respectively, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Custodial and Auditing Services" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
October  24, 2007